Exhibit 99.1

Broadwind Energy Announces Appointment of Stephen Graham as Interim CFO

Naperville, Ill. — May 1, 2009 — Broadwind Energy, Inc. (Nasdaq: BWEN), a leading provider of components, logistics and services to the wind power and broader energy markets, today announced that Stephen Graham has been named Interim Chief Financial Officer effective May 1, 2009.   Graham replaces Matthew Gadow who resigned effective April 30, 2009 to pursue other interests.

Stephen Graham has 30 years of accounting and finance experience, including 15 years serving in a Chief Financial Officer capacity. Most recently he was CFO of Wastequip, an international waste equipment manufacturer, and Shiloh Industries, a publicly traded automotive components manufacturer.  Graham earned his bachelor’s degree in Commerce and Finance from the University of Toronto and is a Chartered Accountant.

“We are delighted to welcome Steve to our leadership team,” said J. Cameron Drecoll, CEO of Broadwind Energy. “Steve’s extensive experience as a CFO of multiple industrial publicly traded companies will provide valuable expertise in support of our growth strategy.”

About Broadwind Energy, Inc.

Naperville, Illinois-based Broadwind Energy, Inc. (Nasdaq: BWEN), provides a broad array of integrated supply-chain solutions to the power infrastructure industry, with an emphasis on the wind energy sector. Broadwind’s products and services include wind tower and precision gear manufacturing; heavy steel fabrication; wind facility construction support; wind turbine installation and maintenance; and wind turbine transportation services. Broadwind’s customers include many of the leading wind turbine manufacturers and wind farm owners in North America. Broadwind employs more than 1,000 employees and has over 1,000,000 square feet of production and service center capacity nationwide. For more information, visit www.broadwindenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 — that is, statements related to future, not past, events.  Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words.  These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements.  For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact:

Jeff Lambert, Karen Keller

Lambert, Edwards & Associates

616-233-0500 / kkeller@lambert-edwards.com